Exhibit 3.1

                       OFFICERS CERTIFICATE RELATING TO
                    RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                    MERRILL LYNCH MORTGAGE INVESTORS, INC.

     The undersigned, Bowers W. Espy, III, the President, and Steven B. Theobald, the Secretary of Merrill Lynch Mortgage Investors, Inc., a Delaware corporation (the "Corporation"), pursuant to Section 245 of the General Corporation Law of the State of Delaware, do hereby certify and set forth as follows:

          1.   The name of the Corporation is Merrill Lynch Mortgage
Investors, Inc.

          2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 13, 1986. The original Certificate of Incorporation was amended and restated as filed with the Secretary of State of the State of Delaware on April 27, 1987.

          3. By unanimous written consent of the Board of Directors, a resolution was duly adopted setting forth the following amendment and restatement of the Certificate of Incorporation of the Corporation, declaring such amendment and restatement to be advisable and directing such statement to be submitted to the sole stockholder for approval and said amendment and restatement was adopted by the sole stockholder by its written consent in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

          4. The Certificate of Incorporation of the Corporation is restated hereby to read in its entirety as follows:


                                   RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                    MERRILL LYNCH MORTGAGE INVESTORS, INC.

     FIRST:  The name of the Corporation is Merrill Lynch Mortgage Investors,
     -----
Inc. (hereinafter referred to as the "Corporation").

     SECOND:  The address of the registered office of the Corporation in the
     ------
State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

     THIRD:  The purpose of the Corporation is limited to: (a) issuing and
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selling one or more series of bonds secured primarily by mortgage collateral and manufactured housing conditional sales contracts and loan agreements (the "Contracts"), investing in certain mortgage collateral and Contracts to be purchased with the proceeds of bonds secured by such mortgage collateral and Contracts and taking certain other action with respect thereto, (b) selling interests in mortgage loans, mortgage collateral and Contracts, evidencing such interests with pass-through certificates, using the proceeds of the sale of the pass-through certificates to acquire the mortgage loans, mortgage collateral and Contracts, retaining an interest, including a subordinated interest, in the mortgage loans, mortgage collateral or Contracts required and sold and taking certain other action with respect thereto, and (c) acting as settlor or depositor of trusts formed to issue series of bonds secured by mortgage obligations, pass-through certificates in mortgage loans or other mortgage collateral and Contracts and investing in or selling beneficial interests in the same. The Corporation is not otherwise authorized to trade or deal in securities or engage in any other activity other than issuing and selling bonds or pass-through certificates under an indenture, trust agreement, pooling and servicing agreement or other agreement, acting as settlor or depositor of a trust formed to issue and sell bonds or pass-through certificates and investing in or selling beneficial interests in the same, acquiring, owning, holding and pledging or selling interests in residential mortgage loans, mortgage collateral and Contracts, investing cash balances on an interim basis in certain short-term investments and engaging in activities incidental to and necessary to accomplish the foregoing.

     FOURTH: The total number of shares of stock which the Corporation shall
     ------
have authority to issue is 1,000 shares of Common Stock, each having a par value of one penny ($.01).

     FIFTH:
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          (1)  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

          (3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide. At least one director and one executive officer of the Corporation (who may be the same person) will not be a director, officer or employee of any direct or ultimate parent of the Corporation.

          (4) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the
General  Corporation  Law  of  the   State  of  Delaware  (the  "GCL"),  this
Certificate of Incorporation and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted. The Corporation's board of directors will duly authorize all of the Corporation's actions.

          (5) The Corporation's assets will not be commingled with those of any direct or ultimate parent of the Corporation.

          (6) The Corporation will maintain separate corporate records and books of account from those of any direct or ultimate parent of the Corporation.

          (7) The Corporation will maintain and conduct its business from an office separate from that of any direct or ultimate parent, or affiliate, of the Corporation.

     SIXTH:  Meetings of stockholders may be held within or without the State
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of Delaware, as the By-Laws may provide.

The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

     SEVENTH:  Whenever a compromise or arrangement is proposed between this
     -------
Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     EIGHTH: No director shall be personally liable to the Corporation or any
     ------
of its stockholders for monetary damages for breach o(Pound Sterling) fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or
(iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article EIGHTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

     NINTH:  The Corporation reserves the right to amend, alter, change or
     -----
repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been made under the seal of the Corporation and has been signed by the undersigned President of the Corporation, and attested by the undersigned Secretary o(Pound Sterling) the Corporation, as of this 22nd day of July, 1987.



                                   ______________________________
                                   Bowers W. Espy
                                   President



ATTEST:



______________________________
Steven B. Theobald
Secretary

(Corporate Seal)






                       OFFICERS CERTIFICATE RELATING TO
                    RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                    MERRILL LYNCH MORTGAGE INVESTORS, INC.


     The undersigned, Bowers W. Espy, III, the President, and Steven B. Theobald, the Secretary of Merrill Lynch Mortgage Investors, Inc., a Delaware corporation (the "Corporation"), pursuant to Section 245 of the General Corporation Law of the State of Delaware, do hereby certify and set forth as follows:

          1.  The name of the Corporation is Merrill Lynch Mortgage
Investors, Inc.

          2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 13, 1986. The original Certificate of Incorporation was amended and restated as filed with the Secretary of State of the State of Delaware on April 27, 1987.

          3. By unanimous written consent of the Board of Directors, a resolution was duly adopted setting forth the following amendment and restatement of the Certificate of Incorporation of the Corporation, declaring such amendment and restatement to be advisable and directing such statement to be submitted to the sole stockholder for approval and said amendment and restatement was adopted by the sole stockholder by its written consent in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

          4. The Certificate of Incorporation of the Corporation is restated hereby to read in its entirety as follows: